Exhibit 99.1
For Release at 4:05 PM Eastern on March 29, 2007
DSW INC. REPORTS 2006 FOURTH QUARTER AND FISCAL YEAR
FINANCIAL RESULTS
COLUMBUS, Ohio, March 29, 2007/PRNewswire/ — DSW Inc. (NYSE: DSW), a leading branded footwear specialty retailer, announced net income of $16.6 million on net sales of $329.1 million for the fourteen-week fourth quarter ended February 3, 2007, compared with net income of $10.0 million on net sales of $283.8 million for the thirteen-week fourth quarter ended January 28, 2006. On a comparable thirteen-week basis, same store sales increased 1.0% versus an increase of 11.3% for the same period last year.
Diluted earnings per share were $0.37 for the fourteen-week fourth quarter this year compared with $0.23 for last year’s thirteen-week fourth quarter.
Fiscal Year Results
For the fifty-three week fiscal year ended February 3, 2007, net income was $65.5 million on net sales of $1.28 billion, compared with net income of $37.2 million on net sales of $1.14 billion for the fifty-two week fiscal year ended January 28, 2006. On a comparable fifty-two week basis, same store sales increased 2.5% versus an increase of 5.4% for last year.
Diluted earnings per share for the fifty-three week fiscal year ended February 3, 2007 were $1.48 compared with $1.00 for the fifty-two week fiscal year ended January 28, 2006.
The fiscal 2005 results include $6.6 million of interest expense on a dividend note to the Company’s controlling shareholder, Retail Ventures, Inc., and $6.5 million for the accrual for losses associated with the data theft announced in March 2005. After adjusting for the dividend interest, the data theft accrual and the significant increase in shares as a result of the Company’s initial public offering in June 2005, pro forma net income for the fiscal 2005 full-year period was $45.0 million, or diluted earnings per share of $1.02. The exhibit at the end of this release reconciles the non-GAAP pro forma net income and diluted earnings per share to the reported net income and diluted earnings per share for fiscal 2005.
2007 Outlook
The Company currently estimates fiscal 2007 annual diluted earnings per share to be in the range of $1.63 to $1.68. Annual comparable store sales are projected to increase approximately 3-5% and the Company plans to open at least 30 DSW stores during the year. The Company plans to make significant investments in future growth initiatives during the year that are expected to be accretive to earnings in 2008 and beyond.

Webcast and Conference Call
To hear the Company’s live fourth quarter and year-end earnings conference call, log on to www.DSWshoes.com at 5:00 p.m. ET today, Thursday, March 29, 2007 or call 1-866-362-4831 and reference passcode 44172257. To hear a replay of the earnings call, which will be available approximately two hours after the conference call ends, dial 1-888-286-8010, followed by passcode 59514081. An audio replay of the conference call, as well as additional financial information, will also be available at www.DSWshoes.com.
About DSW Inc.
DSW Inc., headquartered in Columbus, Ohio, is a leading U.S. branded footwear specialty retailer that offers a wide selection of brand name and designer dress, casual and athletic footwear for women and men. As of March 29, 2007, DSW operated 228 stores in 36 states and supplied footwear to 364 leased locations (31 for related retailers and 333 for non-related retailers) in the United States. For store locations and additional information about DSW, visit www.DSWshoes.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical facts, including the statements made in our “2007 Outlook,” are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: our success in opening and operating new stores on a timely and profitable basis; maintaining good relationships with our vendors; our ability to anticipate and respond to fashion trends; fluctuation of our comparable store sales and quarterly financial performance; disruption of our distribution operations; our dependence on Retail Ventures, Inc. for key services; failure to retain our key executives or attract qualified new personnel; our competitiveness with respect to style, price, brand availability and customer service; declining general economic conditions; risks inherent to international trade with countries that are major manufacturers of footwear; and security risks related to our electronic processing and transmission of confidential customer information. Additional factors that could cause our actual results to differ materially from our expectations are described in the Company’s latest annual or quarterly report, as filed with the SEC. All forward-looking statements speak only as of the time when made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.
Contact: DSW Investor Relations, 614-872-1474
Source: DSW Inc.

DSW INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	February 3,	January 28,
	2007	2006
ASSETS
Cash and equivalents	$73,205	$124,759
Short term investments	98,650	—
Accounts receivable, net	8,284	4,088
Inventories	237,737	216,698
Prepaid expenses and other assets	22,049	13,981
Deferred income taxes	18,046	18,591

Total current assets	457,971	378,117

Property and equipment, net	116,872	95,921
Goodwill	25,899	25,899
Tradenames and other intangibles, net	5,355	6,216
Deferred income taxes and other assets	2,206	1,562

Total assets	$608,303	$507,715

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$94,967	$85,520
Accrued expenses	64,300	54,069

Total current liabilities	159,267	139,589

Deferred income taxes and other non-current liabilities	74,457	63,410
Total shareholders’ equity	374,579	304,716

Total liabilities and shareholders’ equity	$608,303	$507,715

DSW INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Fourteen	Thirteen
	weeks ended	weeks ended	Fiscal Year Ended
	February 3,	January 28,	February 3,	January 28,
	2007	2006	2007	2006
Net sales	$329,052	$283,804	$1,279,060	$1,144,061
Cost of sales	(239,765)	(210,265)	(912,709)	(828,342)

Gross profit	89,287	73,539	366,351	315,719
Operating expenses	(64,783)	(56,895)	(265,637)	(245,607)

Operating profit	24,504	16,644	100,714	70,112
Interest income (expense), net	2,051	879	6,913	(7,505)

Earnings before income taxes	26,555	17,523	107,627	62,607
Income tax provision	(9,952)	(7,484)	(42,163)	(25,426)

Net income	$16,603	$10,039	$65,464	$37,181

Basic and diluted earnings per share:
Basic	$0.38	$0.23	$1.49	$1.00
Diluted	$0.37	$0.23	$1.48	$1.00

Shares used in per share calculations:
Basic	43,929	43,892	43,914	37,219
Diluted	44,309	44,147	44,222	37,347

Exhibit
(In thousands, except per share amounts)

		Fiscal Year Ended
		January 28,
		2006
	Proforma		As reported
	Non-GAAP	Adjustments (1)	GAAP
Net Sales	$1,144,061		$1,144,061
Cost of sales	(828,342)		(828,342)

Gross profit	315,719		315,719
Operating expenses	(239,107)	($6,500)	(245,607)

Operating profit	76,612	(6,500)	70,112
Interest income (expense), net	(914)	(6,591)	(7,505)

Earnings before income taxes	75,698	(13,091)	62,607
Income tax provision (2)	(30,663)	5,237	(25,426)

Net income	$45,035	($7,854)	$37,181

Weighted average outstanding shares, diluted (3)	44,147	(6,800)	37,347
Diluted earnings per share	$1.02		$1.00

(1)	Results for the fiscal year ended January 28, 2006 are adjusted for the effects of: i) the significant increase in the Company’s outstanding shares as a result of the Company’s initial public offering on June 29, 2005, ii) the $6.6 million interest expense in fiscal 2005 attributable to a $190 million dividend note to the Company’s controlling shareholder Retail Ventures, Inc. which was repaid with the proceeds of the initial public offering, and iii) the $6.5 million accrual for the data theft which was recorded in the first quarter of fiscal 2005. The pro forma data is presented as if the initial public offering occurred on the first day of fiscal 2005 and the dividend note interest and data theft accrual are non-recurring or unusual charges. Management believes the presentation of non-GAAP pro forma net income and diluted earnings per share is useful to investors because the increase in outstanding shares as a result of the Company’s initial public offering and the non-recurring charges are substantial in relation to the Company’s ongoing share count and business expense and management believes that these adjusted measures provide a more meaningful basis for investors to compare the Company’s performance to the prior fiscal-end period.

(2)	The tax effect on the pro forma adjustments is calculated using an approximate annual tax rate of 40%.

(3)	Eliminates the weighting effect to equal total shares at period end.